Exhibit 3.124

MEMORANDUM OF ORGANIZATION OF

VALUTEC CARD SOLUTIONS, LLC

The undersigned, METAVANTE CORPORATION, a Wisconsin corporation (the “Member”), is entering into this Memorandum of Organization for purposes of establishing procedures to operate and conduct the business of VCS, LLC, a limited liability company formed under the Delaware Limited Liability Company Act, Title 6 of the Delaware Statutes (the “Act”) and, accordingly, hereby adopts, authorizes and approves the following provisions:

ARTICLE I

GENERAL PROVISIONS

1.1 Certificate of Formation. The Certificate of Formation of Valutec Card Solutions, LLC (the “Company”), filed in the Delaware Office of the Secretary of State effective January 29, 2007, is hereby adopted, ratified and confirmed.

1.2 Definitions. For purposes of this Memorandum of Organization, the terms set forth on the attached Exhibit A (which is incorporated herein by reference) shall have the meanings ascribed to them in that Exhibit, and any derivatives of those terms shall have correlative meanings.

1.3 Memorandum of Organization. This Memorandum of Organization shall constitute the “Operating Agreement” of the Company and, together with the applicable provisions of the Act, as modified by this Memorandum of Organization, shall govern the management and operation of the Company.

1.4 Membership. The Member is the sole member of the Company.

1.5 Membership Interest. The Member owns 100% of the issued and outstanding membership units of the Company and, accordingly, is entitled to 100% of the profits, losses, distributions and membership interests in the Company.

ARTICLE II

MANAGEMENT OF THE COMPANY

2.1 Management and Control in General. Except to the extent otherwise provided in this Memorandum of Organization, the business and affairs of the Company shall be managed by its manager or managers (the “Manager(s)”). The Company shall have one Manager unless the Member, by written resolution and in its sole discretion elects to increase or decrease the number of Manager(s). The Manager(s) for, in the name and on behalf of the Company shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Since the Company is manager-managed, the Member shall have the right to approve only those matters explicitly set forth in this Memorandum of Organization or as required by the Act. The Manager(s) shall be elected by the Member and shall conduct him or herself in accordance with Section 3 below.

2.2 The Manager(s). The Manager(s) on behalf of the Company are hereby authorized, directed and empowered, in the name and on behalf of the Company, to take any and all actions and to authorize the Officers of the Company and other duly appointed agents to sign any and all documents the Manager(s) deem necessary to conduct the business of the Company.

2.3 Officers. The day-to-day management of the business and affairs of the Company is hereby delegated by the Manager(s) to the Officers who shall fulfill the roles and assume the responsibilities set forth in Article 5, below.

2.4 Certificate of Authority. Any person dealing with the Company or the Manager(s) may rely on a certificate signed by the Manager(s) as to:

(a) the identity of the Member and of the Officers and Manager(s);

(b) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Manager(s) or any other matter germane to the Company’s affairs;

(c) the persons who are authorized to execute and deliver any instrument or document on the Company’s behalf; and

(d) any other matter whatsoever involving the Company, the Member or any Officer or the Manager(s).

2.5 No Other Representatives. Only those Officers designated by the Manager(s) have the right, power and authority to execute documents on behalf of and in the name of the Company, and no person shall be obligated to inquire into any Officer’s authority to bind the Company.

2.6 Restrictions on Authority of Manager(s).

(a) Absolute Restrictions. The Manager(s) shall not have the authority to:

(i) act in contravention of applicable law or this Memorandum of Organization or in such a manner as to make it impossible to carry on the Company’s ordinary business;

(ii) possess Company property, or assign rights in specific Company property, for other than a Company purpose; or

(iii) perform any act that would subject the Member to liability in any jurisdiction except as expressly provided in this Memorandum of Organization.

(b) Restrictions without Majority Consent. Without Consent of the Member, the Manager(s) shall not have the authority to:

(i) sell or otherwise dispose of all or substantially all of the Company’s property or merge or consolidate the Company with any other entity; or

(ii) make any changes or amendments to the Company’s Certificate of Formation or this Memorandum of Organization.

2.7 Duties and Obligations of the Manager(s).

(a) Operations. The Manager(s) shall take all actions that may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the Act, and (ii) for the acquisition, development, maintenance and operation of the property owned by the Company in accordance with the provisions of this Memorandum of Organization and applicable laws and regulations.

(b) Time. The Manager(s) shall devote to the Company such time as is necessary for the proper performance of his or her duties under this Memorandum of Organization.

(c) Tax Returns. The Manager(s) shall prepare or cause to be prepared and shall file on or before the due date (or any extension of the due date) any federal, state or local tax returns required to be filed by the Company, and shall cause the Company to pay any taxes payable by the Company out of Company funds. The Manager(s) shall designate himself or herself or an officer to serve as the Company’s “tax matters partner,” as defined for purposes of the Code, which person shall serve until a new “tax matters partner” is elected by the Manager(s).

2.8 Limitations on Liability of Manager(s) and Officers; Indemnification.

(a) Limited Liability.

(i) No person who is or was a Manager or former director of the Company or any predecessor entity thereto shall be personally liable to the Company for monetary damages for breach of fiduciary duty as a Manager or former director unless, and only to the extent that, such Manager or former director is liable [a] for any breach of the Manager’s or former director’s duty of loyalty to the Company, its Member or its former stockholders, [b] for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, [c] under the Act or Section 174 of the Delaware General Corporation Law (“DGCL”) or any amendment thereto or successor provision thereto, or [d] for any transaction from which the Manager or former director derived an improper personal benefit. No amendment to, repeal, or adoption of any provision of the Memorandum of Organization inconsistent with this Section shall apply to or have any effect on any liability of any Manager or former director of the Company for or with respect to any acts or omissions of such Manager or former director occurring prior to such amendment, repeal, or adoption of any inconsistent provision. If the Act or the DGCL is amended after approval by the Member of this Section to authorize action further eliminating or limiting the personal liability of Managers or former directors then the liability of a Manager or former director of the Company shall be eliminated or limited to the fullest extent permitted by the Act or the DGCL as so amended.

(ii) The Company is authorized to provide indemnification of agents (as provided in Section 18-108 of the Act and Section 145 of the DGCL) for any breach of duty to the Company and its Member and former stockholders through agreements with the agents, and/or through Member resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 18-108 of the Act and Section 145 of the DGCL.

(iii) Any amendment, repeal or modification of this Section 2.8(a) shall be prospective and shall not affect the rights under this Section 2.8(a) in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

(b) Indemnification.

(i) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Company) by reason of the fact that he is or was a

Manager, director, officer, employee or agent of the Company or any predecessor entity thereto, or is or was serving at the request of the Company or any predecessor entity thereto as a Manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or any predecessor entity thereto, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company or any predecessor entity thereto, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any predecessor entity thereto to procure a judgment in its favor by reason of the fact that he is or was a Manager, director, officer, employee or agent of the Company or any predecessor entity thereto, or is serving at the request of the Company or any predecessor entity thereto as a Manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of any such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company or any predecessor entity thereto and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company or any predecessor entity thereto unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(iii) To the extent that a Manager, director, officer, employee or agent of the Company or any predecessor entity thereto has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (i) and (ii) of this Section 2.8(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(iv) Any indemnification under Sections (i) and (ii) of this Section 2.8(b) (unless ordered by a court) shall be promptly made in good faith by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (i) and (ii). Such determination shall be made [a] by the Manager(s) by a majority vote of a quorum consisting of Manager(s) who were not parties to such action, suit or proceeding, or [b] if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Manager(s) so directs, by independent legal counsel in a written opinion, or [c] by the Member of the Company.

(v) Expenses (including attorneys’ fees) incurred by a Manager, director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Manager, director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company or any predecessor entity thereto pursuant to this Section 2.8(b). Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Manager(s) of the Company deem(s) appropriate.

(vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 2.8(b) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, former bylaw, agreement, resolution of the Member or former stockholders or disinterested Manager(s) or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(vii) The Company may purchase and maintain insurance on behalf of any person who is or was a Manager, director, officer, employee or agent of the Company or any predecessor entity thereto, or is or was serving at the request of the Company or any predecessor entity thereto as a Manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company or any predecessor entity thereto would have the power to indemnify him against such liability under the provisions of Section 18-108 of the Act or Section 145 of the DGCL.

(viii) For purposes of this Section 2.8(b), references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the position under the provisions of this Section 2.8(b) with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

(ix) For purposes of this Section 2.8(b), references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Manager, director, officer, employee or agent of the Company which imposes duties on, or involves service by, such Manager, director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 2.8(b).

(x) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 2.8(b) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Manager, director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE III

MANAGER(S)

3.1 Election. The Manager(s) shall be appointed annually by the Member and shall consist of no less than one (1) nor more than five (5) Manager(s). The initial Manager shall be Frank D’Angelo.

3.2 Tenure and Qualifications. The Manager(s) shall hold office until his or her successor shall have been elected, or until his or her prior death, resignation or removal. The Manager(s) may be removed from office by the Member at any time with or without cause. The Manager(s) may resign at any time by filing his written resignation with the Secretary of the Company.

3.3 Meetings. Meetings of the Manager(s) may be called by or at the request of the Chairman and Chief Executive Officer or the Member. The person(s) authorized to call any meeting of the Manager(s) may fix any place within the United States as the place for holding any special meeting of the Manager(s) called by such person(s). If no other place is fixed, the place of meeting shall be at the principal business office of the Company.

3.4 Notice; Waiver. Notice of each meeting of the Manager(s) shall be given by written notice delivered personally, mailed, or given by telephone facsimile to each Manager at his business address, or at such other address as such Manager shall have designated in writing filed with the Company’s Secretary, not less than seven (7) days if by mail and not less than twenty-four (24) hours if by telephone facsimile or personal delivery. If mailed, the notice shall be deemed to be delivered on the date of the first attempted delivery of such notice by the U.S. Post Office after such notice is deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice is required to be given to any Manager under the Certificate of Formation, this Memorandum of Organization or any provision of law, a waiver thereof in writing signed at any time, whether before or after the time of meeting, by the Manager entitled to notice shall be deemed equivalent to the giving of such notice. The attendance of a Manager at a meeting constitutes a waiver of notice of that meeting, except where a Manager attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Manager(s) need be specified in the notice or waiver of notice of such meeting.

3.5 Quorum. In the event that the Member appoints more than one Manager, the presence of a majority of the Manager(s) at any meeting of the Manager(s) shall constitute a quorum for the transaction of business, but a majority of the Manager(s) present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.6 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the Manager(s) present shall be the act of the Manager(s).

3.7 Conduct of Meetings. The Chairman and Chief Executive Officer, and in his absence the President, or in his absence, the Manager(s) present, shall call meetings of the Manager(s) to order and shall act as chairperson of the meeting. The presiding officer of the meeting shall appoint the Manager or other person present to act as secretary of the meeting.

3.8 Vacancies. Any vacancy occurring in the number of Manager(s), including a vacancy created by an increase in the number of Manager(s), shall be filled by the Member.

3.9 Presumption of Assent. A Manager of the Company who is present at a meeting of the Manager(s) at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Manager objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at the meeting, or unless his dissent is entered in the minutes of the meeting or unless the Manager files his written dissent to the action with the person acting as the Secretary of the meeting before or within ten (10) days after the adjournment thereof. The right to dissent does not apply to a Manager who voted in favor of the action.

3.11 Unanimous Consent without Meeting. Any action required or permitted by this Memorandum of Organization or any provision of law to be taken by the Manager(s) at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Manager(s) then in office. A signed consent has the effect of a meeting vote and may be so described in any document.

3.12 Telephone Meetings. Manager(s) may participate in and hold meetings by means of a conference telephone or similar communications arrangement if (a) all Manager(s) participating in the meeting can simultaneously hear each other, (b) all communication during the meeting is immediately transmitted to all Manager(s) participating, and (c) each participating Manager is able to immediately send messages to all other participating Manager(s). Each Manager’s identity shall be verified prior to voting on action at the meeting by each Manager stating his name and address as it appears on the records of the Company. Participation in a meeting shall constitute presence in person at the meeting, except where a Manager participates in the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

4.1 Number. The principal Officers of the Company shall be a Chairman and Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Treasurers, Secretaries and other officers as the Manager(s) shall elect or appoint from time to time. Each officer of the Company shall also be deemed to be an agent of the Company with the duties and authority set forth herein applicable to the office held and such other duties and authority as the Manager(s) may from time to time specifically delegate to the officer.

4.2 Election and Term of Office. The Officers of the Company shall be elected annually by the Manager(s) during the first meeting of the fiscal year. If the election of Officers is not held at that meeting, the election shall be held as soon thereafter as is convenient. Each Officer shall hold office until his successor has been duly elected or until his prior death, resignation or removal.

4.3 Removal. Any Officer may be removed by the Manager(s) at any time, with or without cause, and notwithstanding the contract rights, if any, of the person so removed. Any Officer or assistant Officer appointed by another Officer in accordance with this Memorandum of Organization may be removed by the Officer who made the appointment at any time, with or without cause, and notwithstanding the contract rights, if any, of the Officer or assistant Officer so removed. Election or appointment shall not of itself create contract rights.

4.4 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, may be filled by the Manager(s) for the unexpired portion of the term.

4.5 Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be the principal executive officer of the Company and, subject to the control of the Manager(s), shall in general supervise and control all of the business and affairs of the Company. He or she shall, when present, preside at all meetings of the Manager(s) subject to Section 3.7 above. He or she shall have authority, subject to rules prescribed by the Manager(s), to appoint agents and employees of the Company as he deems necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Any agents and employees shall hold office at the discretion of the Chairman and Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Company’s regular business, or which shall be authorized by resolution of the Manager(s); and, except as otherwise provided by law or the Manager(s), he or she may authorize the President or any Vice President or other Officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of the Chief Executive Officer of the Company and other duties as may be prescribed by the Manager(s) from time to time.

4.6 President. The President shall serve as the chief operating officer of the Company and shall assist the Chairman and Chief Executive Officer in the discharge of supervisory, managerial and executive duties and functions. In the absence of the Chairman and Chief Executive Officer or in the event of his or her death, resignation, removal or inability or refusal to act, the President shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers and duties of the Chairman and Chief Executive Officer. The President shall perform those other duties as from time to time may be assigned to him by the Manager(s) or the Chairman and Chief Executive Officer.

4.7 The Vice Presidents. In the absence of the Chairman and Chief Executive Officer and the President or in the event of their death, resignation, removal or inability or refusal to act, or in the event for any reason it is impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager(s), or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform those duties and have that authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s). The execution of any instrument of the Company by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

4.8 The Secretary. The Secretary shall: (a) keep copies of all resolutions adopted by the Member and of all minutes of meetings of the Manager(s) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Memorandum of Organization or as required by law; (c) be custodian of the Company records and of the seal of the Company, if any, and see that the seal of the Company, if any, is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of the Member which shall be furnished to the Secretary by the Member; and (e) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s).

4.9 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Manager(s); and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman and Chief Executive Officer or by the Manager(s). If required by the Manager(s), the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Manager(s) shall determine.

4.10 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Manager(s) or the Chairman and Chief Executive Officer may from time to time authorize. The Assistant Treasurers shall, if required by the Manager(s), give bonds for the faithful discharge of their duties in such sums and with such sureties as the Manager(s) shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman and Chief Executive Officer or the Manager(s).

4.11 Election of Officers. Each of the following persons is elected to the offices stated opposite his or her name to serve until the next annual meeting of the Manager(s) or until his or her successor shall have been duly elected and qualified or until his or her prior death, resignation or removal:

Frank D’Angelo, Chairman

William B. Horne, President

Michael D. Hayford, Executive Vice President

Tom Head, Senior Vice President and Controller

Norrie J. Daroga, Senior Vice President and Secretary

Ryan R. Deneen, Senior Vice President

Cris Crosswy, Vice President

Al Duggan, Vice President – Marketing

Dan Brames, Vice President - Sales

ARTICLE V

MISCELLANEOUS

5.1 Amendments to Memorandum of Organization. No amendment or modification of this Memorandum of Organization shall be valid unless in writing and signed by the Member.

5.2 Appointment of Manager(s) as Attorneys-in-Fact. The Member appoints the Manager(s) as its lawful attorney-in-fact with full authority to execute, acknowledge, deliver, swear to, file, and record at the appropriate public offices any documents necessary to carry out the provisions of this Memorandum of Organization and to delegate that authority to an executive officer of the Company. Such documents include, but are not limited to, all certificates and other instruments (including counterparts of this Memorandum of Organization), and any amendments to those instruments, that the Manager(s) deem appropriate to qualify or continue the Company as a limited liability company in (a) the jurisdictions in which the Company conducts business or (b) the jurisdictions in which such qualification or continuation is, in the Manager’s opinion, necessary to protect the Member’s limited liability.

5.3 Binding Provisions. The agreements contained in this Memorandum of Organization shall be binding on and inure to the benefit of the heirs, executors, administrators, personal representatives, successors, and assigns of the respective parties to this Memorandum of Organization. This Memorandum of Organization shall not inure to the benefit of any person other than the parties, and no third-party beneficiary claims may be based on this Memorandum of Organization.

5.4 Applicable Law. This Memorandum of Organization shall be governed by and construed in accordance with the laws of Delaware without regard to its choice of law provisions.

5.5 Separability of Provisions. Each provision of this Memorandum of Organization shall be considered separable, and if for any reason any provision or provisions are determined to be invalid and contrary to any existing or future law, the invalidity shall not impair the operation of those portions of this Memorandum of Organization that are valid.

5.6 Headings. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Memorandum of Organization as set forth in the text.

5.7 Interpretation. When the context in which words are used in this Memorandum of Organization indicates that such is the intent, words in the singular shall include the plural, and vice versa, and pronouns in the masculine shall include the feminine and neuter, and vice versa.

IN WITNESS WHEREOF, this Memorandum of Organization of VCS, LLC is executed effective as of January 29, 2007.

SOLE MEMBER:

METAVANTE CORPORATION

BY	/s/ N. J. Daroga
Norrie J. Daroga, Executive Vice President and Corporate Secretary

MANAGER:

/s/ Frank D’Angelo
Frank D’Angelo

EXHIBIT A

DEFINED TERMS

References in this Exhibit to any Section shall be deemed to refer to the Section of the Memorandum of Organization.

“Code” means the Internal Revenue Code of 1986, as amended (or any correspondence provisions of succeeding law).

“Company” means Valutec Card Solutions, LLC

“Managers(s)” means those persons who are chosen as Manager(s) pursuant to the terms of this Memorandum of Organization and who have the powers and perform the duties set forth in this Memorandum of Organization. Any reference in this Memorandum of Organization to Manager(s) refers to such persons solely in their roles as Manager(s).

“Memorandum of Organization” means this Memorandum of Organization.

“Officers” means the executive officers elected by the Manager(s) from time to time as provided in Article 2, above.